                                                                  EXHIBIT 10(j)

                  NATIONAL AERONAUTICS AND SPACE ADMINISTRATION
                            CONTRACT NO. NASB-99090

1.  EFFECTIVE DATE:  April 8, 1999

2.  ISSUING AGENCY:  NATIONAL AERONAUTICS AND SPACE ADMINISTRATION
                     GEORGE C. MARSHALL SPACE FLIGHT CENTER
                     MARSHALL SPACE FLIGHT CENTER, AL 35812

3.  Issuing office Code GP25              4.  Paying office Code BF50

5.  Procurement Request Number(s) and Accounting and Appropriation Data:
    1-9-CO-90291 809/00110 253-02-97-M951-ES-9-00S-000-2550

6.  DPAS DO-C9     7.  Init. ofc. C030      8.  PPC HS               9.  TPA 18
10. BVS [____]     11. Vendor Code 51344    12. Incr . Funding [X]

13. Contract Type: FIRM-FIXED-PRICE

14. Submit Invoices To (4 copies unless otherwise specified)
    Paying Office.(Item 4)
    Automated invoice Payment Information:  (256) 544-5566

15. Name/Code/phone/fax of Contract Administrator:
      Rita Mason/GP25-G/256-544-5511/256-544-9081
      Email address: rita.mason@msfc.nasa.gov

16. Contractor Name and Address:
    Super Conductive Component, Inc.
    1145 Chesapeake Avenue
    Columbus, OH 43212                 Discount Terms: 0.5% for net 10 days
    Name and Telephone No. of Contract Administrator:  J.R. Gaines, Jr. -
                                                       (614) 486-0261
    Name and Title of Person Authorized to Sign: J.R. Gaines, Jr.,
                                                 Vice President

Signature /s/ J. R. Gaines, Jr.                                 Date 3/31/99
          ---------------------
          J.R. Gaines, Jr.

17. Contract Value $584,339.00

18. UNITED STATES OF AMERICA By
    Contracting Officer Name G. Earl Pendley, Contracting Officer

      Signature /s/ G. Earl Pendley                             Date 4/08/99
                ------------------
                G. Earl Pendley

Rights Notice to SBIR data delivered under this contract and the Government will thereafter treat the data, subject to the provisions of paragraphs (e) and (f) of the clause, in accordance with such Notice:

                        SSIR Rights Notice (NASA Deviation)

These SBIR data are furnished with SBIR rights under Contract No. 99090_ (and subcontract _____, if appropriate) . For a period of 4 years after acceptance of all items to be delivered under this contract, the Government agrees to use these data for Government purposes only, and they shall not be disclosed outside the Government (including disclosure for procurement purposes) during such period without permission of the Contractor, except that, subject to the. foregoing use and disclosure prohibitions, such data may be disclosed for use by support Contractors. After the aforesaid 4-year period the Government has a royalty-free license to use, and to authorize others to use on its behalf, these data for Government purposes, but is relieved of all disclosure prohibitions and assumes no liability for unauthorized use of these data by third parties. This Notice shall be affixed to any reproductions of these data, in whole or in part.

26. DELIVERY SCHEDULE

The Contractor shall deliver the items required to be furnished by the contract as follows:

ITEM                                           DELIVERY           SHIPPING
NO.   DESCRIPTION          QUANTITY            DATE               ADDRESS

1.    Final New Technology Report (ref. 1852.227-72)

2. Discs which are successful in accordance with Am Workplan based an their visual, mechanical and superconductive properties will be delivered (in accordance with ANL Workplan) to NASA for testing in their gravity modification apparatus.

3. Delivery dates of Apparatus for Gravity Shielding Experiments are to be in accordance with ANL workplan.

*SHIP TO:  Transportation Officer, Building 4471
           National Aeronautics and space Administration
           George C. Marshall Space Flight Center
           Marshall Space Flight Center, AL 35812

MARK FOR   1.  Reports: Distribution Instructions as set forth elsewhere in this contract.

           2.  Material: Accountability Property Officer,
               Building 4471, Notify:  ES01/Ron Koczor 4-3078

           3.  All shipments shall be clearly marked to indicate:
                 a.  Contents
                 b.  Contract Number:  NASS-99090
                 c.  Purchase Request No.:  1-9-CO-90291

SOFTWARE DELIVERABLES ONLY:

     Ship to:  ESDI/Ron Koczor MSFC, AL 35812
               Bldg. 4481/Rm# 104A
               MSFC, AL 35812

     Paragraph 9 below does not apply.

27.  MATERIAL INSPECTION AND RECEIVING REPORT (1852.246-72) (JUN 1995)

(a) At the time of each delivery under this contract, the Contractor shall furnish a Material Inspection and Receiving Report (DD Form 250 series) prepared in 6, copies (original and 5 copies).

(b) The Contractor shall prepare the DD Form 250 in accordance with NASA PAR Supplement 1846.672-1. The Contractor shall enclose the copies of the DD Form 250 in the package or seal them in a waterproof envelope which shall be securely attached to the exterior of the package in the most protected location.

(c) When more than one package is involved in a shipment, the Contractor shall list on the DD Form 250, as additional information, the quantity of packages and the package numbers. The Contractor shall forward the DD Form 250 with the lowest numbered package of the shipment and print the words "CONTAINS DD FORM 250" on the package.

28.  LIMITATION OF MDS (FIXED-PRICE CONTRACT) (1852.232-77) (MAR 1989)

(a) Of the total price of items in Paragraph 19, the sum of $271,287 is presently available for payment and allotted to this contract. It is anticipated that from time to time additional funds will be allocated to the contract in accordance with the following schedule until the total price of said items is allotted:

                         SCHEDULE FOR ALLOTMENT OF FUNDS

              Date                                              Amounts

(b) The Contractor agrees to perform or have performed work on the items specified in paragraph (a) above up to the point at which, if this contract is terminated pursuant to the Termination for Convenience of the Government clause of this contract, the total amount payable by the Government (including amounts payable for subcontracts and settlement costs) pursuant to paragraphs (f) and (g) of that clause would, in the exercise of reasonable judgment by the Contractor, approximate the total amount at the time allotted to the contract. The Contractor is not obligated to continue performance of the work beyond that point. The Government is not obligated in any event to pay or reimburse the contractor more than the amount from time to time allotted to the contract, anything to the contrary in the Termination for convenience of the Government clause notwithstanding.

(c) (1) It is contemplated that funds presently allotted to this contract will cover the work to be performed until 11/30/99.

(2) If funds allotted are considered by the Contractor to be inadequate to cover the work to be performed until that date, or an agreed date substituted for it, the Contractor shall notify the Contracting Officer in writing when within the next 60 days the work will reach a point at which, if the contract is terminated pursuant to the Termination for Convenience of the Government clause of this contract, the total amount payable by the Government (including amounts payable for subcontracts and settlement costs pursuant to paragraphs (f) and (g) of that clause will approximate 75 percent of the total amount then allotted to the contract.

(3) (i)The notice shall state the estimated date when the point: referred to in subparagraph (2) above will be reached and the estimated amount of additional funds required to continue performance to the date specified in subparagraph (1) above, or an agreed date substituted for it.

(ii) The Contractor shall, 60 days in advance of the date specified in subparagraph (1) above, or an agreed date substituted for it, advise the Contracting Officer in writing as to the estimated amount of additional funds required for the timely performance of the contract for a further period as may be specified in the contract or otherwise agreed to by the parties.

(4) If, after the notification referred to in subdivision (3) (ii) above, additional funds are not allotted by the date specified in subparagraph (1) above, or an agreed date substituted for it, the contracting Officer shall, upon the Contractor's written request, terminate this contract on that date or on the date set forth in the request, whichever is later, pursuant to the Termination for Convenience of the Government clause.

(d) When additional funds are allotted from time to time for continued performance of the work under this contract, the parties shall agree on the applicable period of contract performance to be covered by these funds. The provisions of paragraphs (b) and (c) above shall apply to these additional allotted funds and the substituted date pertaining to them, and the contract shall be modified accordingly.

(e) If, solely by reason of the Government's failure to allot additional funds in amounts sufficient for the timely performance of this contract, the Contractor incurs additional costs or is delayed in the performance of the work under this contract, and if additional funds are allotted, an equitable adjustment shall be made in the price or prices (including appropriate target, billing and ceiling prices where applicable) of the items to be delivered, or in the time of delivery, or both.

(f) The Government may at any time before termination, and, with the consent of the Contractor, after notice of termination, allot additional funds for this contract.

(g) The provisions of this clause with respect to termination shall in no way be deemed to limit the rights of the Government under the Default clause of this contract. The provisions of this Limitation of Funds clause are limited to the work on and allotment of funds for the items set forth in paragraph (a) above, This clause shall become inoperative upon the allotment of funds for the total price of said work except for rights and obligations then existing under this clause.

(h) Nothing in this clause shall affect the right of the Government to terminate this contract pursuant to the Termination for Convenience of the Government clause of this contract.

29. LIST OF GOVERNMENT-FURNISHED PROPERTY (1852.245-76) (OCT 1988) (___X__ Blank check-box indicates N/A)

For performance of work under this contract, the Government will make available Government property identified below on a no-charge-for-use basis. The Contractor shall use this property in the performance of .this contract at (insert location] and at other location(s) as may be approved by the Contracting Officer. Under the FAR 52.245 Government Property clause of this contract, the Contractor is accountable for the identified property.

                                                                   DATE TO BE FURNISHED
ITEM             QUANTITY                ACQUISITION COST          TO THE CONTRACTOR
Not Applicable



30.  CONTINUED USE OF GOVERNMENT- FURNISHED PROPERTY (_X__ Blank
     Check-box indicates N/A)

(a) If the Contractor makes a written request to the Contracting officer, the contractor shall be given approval for continued use of any Government-furnished property, for a period of not less than two years, transferred under this Phase II contract beginning on the initial date of the Contractor's Phase III activity.

(b) Transferred property available for continued use in Phase III has been specified in 1852.245-76 at Paragraph 29 of this contract. 1852.245-76 shall govern during the period of performance of this Phase II contract or an appropriate replacement clause in a Phase III Government contract or contract modification; thereafter, the remaining portion of the continued use (loan) period shall be controlled by a separate NASA property loan agreement between the contractor and NASA, Transferred property does not include facilities, contractor-acquired property or contract deliverables specified in The Delivery Schedule (See Paragraph 26).

(c) Approval for continued use is contingent upon: (i) a written request to the Contracting Officer that provides evidence of a valid Phase III commitment for application of products or services developed under this Phase II contract; (ii) the Government not having an urgent or compelling need for the property; and (iii) agreement to and execution of an appropriate property bailment (NASA loan) agreement when the Phase III commitment is with a non-Federal entity; or (iv) when the Phase III commitment is with a Federal agency, execution of an appropriate Government contract or contract modification.

31.  CONTRACTOR-ACQUIRED PROPERTY (____ Blank check-box indicates N/A)

Item Number                        Description                Acquisition Value

NOTE: The contractor-acquired Property listed above shall be to the Marshall Space Flight Center upon completion of the contract or a downward adjustment in the dollar amount listed above for each item not returned will be made to the contract price.

32.  YEAR 2000 COMPLIANCE (May 1998) (____ Blank check-box indicates N/A)

(a) Definition: "Year 2000 compliant", as used in this clause, means that the information technology (hardware, software and firmware, including embedded systems or any other electro-mechanical or processor-based systems used in accordance with its associated documentation) accurately processes date and date-related data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 200D and leap year calculations, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date and date-related data with it.

(b) Any information technology provided, operated and/or maintained under this contract is required to be Year 2000 compliant. To ensure this result, the Contractor shall provide documentation describing how the IT items or services demonstrate Year 2000 compliance, consisting of:

______________________________________________ TBD ____________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


(c) The Contractor warrants that any IT items or services provided under this contact that involve the processing of date and date-related data are Year 2000 compliant. If the contract requires that specific listed products must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed products as a system.

(d) The remedies available under this warranty shall include repair or replacement, at no additional cost to the Government, of any provided items or services whose non-compliance is discovered and made known to the contractor in writing within ___TBD___ days after acceptance. In addition, all other the terms and limitations of the Contractor's standard commercial warranty or warranties shall be available to the Government for the IT items or services acquired under this contract, Nothing in this warranty shall be construed to limit any rights or remedies the Government may otherwise have under this contract with respect to defects other than Year 2000 performance.

33.  CLAUSES INCORPORATED BY REFERENCE (52.252-2) (FEB 1998)

This contract incorporates one or more clauses by reference, with the name force and effect as if they were given in full text. Upon request, the Contracting officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address:
http://www.arnet.gov/far/

NOTICE:  The following clauses are hereby, incorporated by reference.

A.  FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

52.202-1  Definitions (Oct 1995)
52.203-3  Gratuities (Apr 1984)
52.203-5  Covenant Against Contingent Fees (Apr 1984)
52.203-6 Restrictions on Subcontractor Sales to the Government (Jul 1995) 52.203-7 Anti-Kickback Procedures (Jul 1995)
52.203-8  Cancellation, Rescission and Recovery of Funds for Illegal or
          Improper Activity (Jan 1997)
52.203-10 Price or Fee Adjustment for Illegal or Improper Activity (Jan 1997) 52.203-12 Limitation on Payments to influence Certain Federal, Transactions
          (Jun 1997)
53.204-4  Printing, Copying Double-Sided on Recycled Paper (June 1996)
52.209-6 Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended or Proposed for Debarment (July 1995).
52.211-5  Material Requirements (Oct 1997)
52.211-15 Defense Priority and Allocation Requirements (Sep 1990)
52.215-2  Audit and Records - Negotiation (Aug 1996)
52.215-8  order of Precedence - Uniform Contract Format (Oct 1997)
52.215-14 Integrity of Unit Prices (Oct 1997)
52.215-17 Waiver of Facilities Capital Cost of Money (Oct 1997)
          (____ Blank check box indicates N/A)
52.219-8 Utilization of Small, Small Disadvantaged, and Women-Owned Small Business Concerns (Jan 1999)
52.222-3  Convict Labor (Aug 1996)
52.222-26 Equal Opportunity (Apr 1984)
52.222-35 Affirmative Action for Disabled Veterans and Veterans of the Vietnam
           Era (Apr 1998)
52.222-36 Affirmative Action for Workers with Disabilities (Jun 1998)
52.222-36 Employment Reports on Disabled Veterans and Veterans of the Vietnam
          Era (Apr 1998)
52.223-2  Clean Air and Water (Apr 1984)
52.223-6  Drug-Free Workplace (Jan 1997)
52.225-3  Buy American Act - Supplies (Jan 1994)
52.225-11 Restrictions on Certain Foreign Purchases (Aug 1998)
52.227-1 Authorization and Consent (Jul 1995) -- Alternate I (Apr 1984) 52.227-2 Notice and Assistance Regarding Patent and Copyright Infringement
          (Aug 1996)
52.227-11 Patent Rights -- Retention by the Contractor (Short Form) (Jun
          1997) -- As Modified by NASA FAR Supplement 18-52.227-11
52.227-16 Additional Data Requirements (Jun 1987)
52.227-20 Rights in Data -- SBIR Program (Mar 1994)
52.229-3  Federal, State and Local Taxes (Jan 1991)
52.229-5  Taxes - Contracts Performed in U.S. Possessions or Puerto Rico
          (Apr 1984)
52.232-2  Payments under Fixed-Price Research and Development Contracts
          (Apr 1984)
52.232-8  Discounts for Prompt Payment (May 1997)
52.232-9  Limitation on Withholding of Payments (Apr 1984)
52.232-11 Extras (Apr 1984)

52.232-16 Progress Payments .(Jul 1991) - Alternate I (Aug 1987) (the
          Progress Payment Clause of this contract is modified to change each mention of the progress payment rate and the ordinary liquidation rate (excepting paragraph (k), Limitation on Undefined Contract Actions, to 100%.)
52.232-17 Interest (Jun 1996)
52.232-23 Assignment of Claims (Jan 1986)
52.232-25 Prompt Payment (Jun 1997) (Insert 30th clay in subparagraph (b)(2)) 52.232-33 Mandatory Information for Electronic Funds Transfer Payment (Aug 1996) 52.233-1 Disputes (Oct 1995)Alternate I (Dec 1991)
52.233-3  Protest After Award (Aug 1996)
52.242-13 Bankruptcy (Jul 1995)
52.243-1  Changes -- Fixed Price (Aug 1987) -- Alternate V (Apr 1984)
52.245-2 Government Property (Fixed-Price Contracts) (Dec 1989) Alternate I (Jul 1995)
52.246-7 Inspection of Research and Development -- Fixed Price (Aug 1996) 52.246-16 Responsibility for Supplies (Apr 1984)
52.246-23 Limitation of. Liability (Feb 1997)
52.246-25 Limitation of Liability -- Services (Feb 1997)
52.247-34 F.O.B. Destination (Nov 1991)
52.249-2 Termination for convenience of the Government (Fixed-Price) (Sep 1996) 52.249-9 Default (Fixed-Price Research and Development) (Apr 1984)
52.252-6 Authorized Deviations in Clauses (Apr 1984) (Insert "NASA PAR Supplement (48 CFR Chapter 18)" in paragraph (b))
52.253-1  Computer Generated Forma (Jan 1991)

B.  NASA/FAR SUPPLEMENT (48 CFR CHAPTER 18) CLAUSES

1852.215-84  Ombudsman (Oct 1996) (Insert "Sidney P. Saucier at (256)
             544-1919" and "Before consulting with any ombudsman, interested parties must try to resolve choir concerns with the contract specialist or the contracting officer. DO NOT CALL THE OMBUDSMAN FOR SOLICITATION REQUESTS/INFORMATION")
1852.219-74  Use of Rural Area Small Business (Sep 1990)
1852.219-76  NASA 8 Percent Goal (Jul 1997)
1852-227-72  Designation of New Technology Representative and Patent
             Representative (Jul 1997) (Insert "New Technology Representative, C030, MSFC, AL 35812 and Patent/Chief, Intellectual Property Counsel, CC01, MSFC, AL 35812" in paragraph (a))
1852.232-82 Submission of Requests for Progress Payments (Mar 1989) 1852.235-70 Center for AeroSpace information (Jun 1998)
1852.235-71  Key Personnel and Facilities (Mar 1989) (Insert "Key
             Personnel/Position/Title: 'Dr. Suvankar Sengupta/Chief scientist' and Facilities/Location: SCI/Columbus, Ohio 43212" in paragraph (c))
1852.244-70 Geographic Participation in the Aerospace Program (Apr 1985) 1852.245-70 Contractor Requests For Government-Owned Equipment (Jul 1997)

1852.245-73  Financial Reporting of NASA Property in Custody of Contractors
             (Sept 1996) (Insert in paragraph (b) GP12/Property Management, National Aeronautics and Space Administration, George C. Marshall Space Flight Center, Marshall Space Flight Center, AL 35812") (____ Blank check box indicates N/A)
1852.246-71  Government Contract Quality Assurance Functions (Oct 1968)
             (Insert "Final inspection and acceptance of all deliverables by the Contracting officer at MSFC, AL")

C REPRESENTATIONS, CERTIFICATIONS, AND OTHER STATEMENTS OF OFFERORS OR QUOTERS INCORPORATED BY REFERENCE

The Representations, Certifications, and Other Statements of Offerors or Quoters as completed by the Contractor are hereby incorporated. in their entirety by reference, with the same force and effect as if they were given in full text.

34.  REPORTS OF WORK

A.   Quarterly Progress Reports

The Contractor shall submit separate quarterly progress reports of all work accomplished during each quarter of contract performance, Reports shall be in narrative form, and brief and informal in content. Quarterly reports shall
Include:

1.  A quantitative description of work performed during the period;
2. An indication of any current problems which may impede performance or impact program schedule or cost, and proposed corrective action;
3. A discussion of the work to be performed during the next quarterly reporting period,
4.  In addition, the following shall be included:
    (a) Total cumulative costs incurred as of the report date and anticipated coats to be incurred for the following quarter;
    (b) Estimate of cost to complete contract;
    (c) Estimated percentage of physical completion of contract.

The report required by Paragraph A above shall be submitted in, the number of copies and to the addresses indicated in Paragraph D below entitled "Reports Distribution," within ten (10) days following the period to be reported.

B.   Final Report

The contractor shall submit a Final Report within twenty four (24) months from the effective date of this contract. The report shall be In narrative form documenting and summarizing the results of the entire contract work. The Final Report shall include a single-page project summary as the first page, identifying the purpose of the research, a brief description of the research carried out and the research findings or results. The potential applications of the project results in Phase III both for NASA purposes and for commercial purposes shall also be included. The project summary is to be submitted without restriction for NASA publication. The balance of the report should indicate in detail the project objectives, work carried out results obtained, and assessment of technical feasibility, Rights to this date shall be in accordance with clause 52.227-20, Rights in Data -- SBIR Program (Mar 1994)(NASA Deviation).

The final report shall also serve as the last quarterly report.

C.  Report Documentation Page

The Contractor shall include a completed Report Documentation Page (Standard Form 298) as the final page of the each report submitted in Paragraphs A. and
B. above.

D.  Reports Distribution

Reports shall be distributed in the quantities indicated below. The reports to NASA shall be addressed as follows:

    NASA/MSFC

    Attn: (Mail codes shown under "Report" below)
          Marshall Space Flight Center, AL 35812

                                    REPORTS

                                     Quarterly              Final
GP25-G                               1*                     Original
AT01D                                3                      4
C030/New Technology                  0                      1
Representative
C)30/Stinson                         1                      1
BROI/Stewart                         1                      1

                                     Quarterly              Final
COTR named in Delegation             l                      5**
Appointment Letter

SBIR/STTR Program Manager            ONLY SINGLE PAGE
Code 705                             PROJECT SUMMARY OF
Goddard Space Flight Cantor          FINAL REPORT
Greenbelt, MD 20771

NASA Center for                      2**                    2**
AeroSpace Information
Attn:  Accessioning Department
7121 Standard Drive
Hanover, Maryland 21076-1320

*Copy of letter of transmittal plus copy of technical report
**One copy must be reproducible; one 3.5 inch diskette (ASCII).

NOTE: Only Unclassified reports shall be submitted. to the NASA Center for AeroSpace Information (CASI) (Ref. NASA FAR Supplement 18-27.406(b)(v)). The Contractor shall clearly mark all reports submitted to CASI and NASA - "INFORMATION CONTAINED HEREIN IS PROPRIETARY FOR 4 YEARS IN ACCORDANCE WITH PAR 52.227-20."

35.  STATEMENT OF WORK

The Contractor's proposal, number 97-1-II, entitled "Demonstrate the Feasibility of Fabricating a Large Scale Dula Microstructure YBCO Toroid with a Magnetically Driven Rotation/Leviation System Suitable for Gravity shielding Experiments," is hereby incorporated into this contract by reference as the Statement of Work. THE FOLLOWING PAGES OF THE SAID PROPOSAL CONTAIN PROPRIETARY INFORMATION, AND SHALL THEREFORE NOT BE RELEASED OUTSIDE OF THE GOVERNMENT: Part 4: Results of the Phase 1 Project and Part 5: Phase II Technical Objectives. The above stated information applies to all Subcontractors included in the above proposal.

The Contractor shall disclose new technology discovered under this contract using the NASA Form 1679. interim and final now technology reports are also required for all NASA-funded research contracts and subcontracts. For additional information or to obtain disclosure, interim, or final new technology report forms, contact the NASA Marshall Space Flight Center Technology Utilization Office at 256-544-1933.

The Contractor shall send the name, address, and telephone number of the New Technology Representative responsible for submitting the New Technology Reports to the Technology Utilization Office at the address listed in the Reports of Work clause of this contract. The Contractor must include the contract number with the submission of the New Technology Representative.